Exhibit 10

Execution Version

FOURTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT AND SECOND AMENDMENT TO REVOLVING LINE OF CREDIT NOTE

This FOURTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT AND SECOND AMENDMENT TO REVOLVING LINE OF CREDIT NOTE (this “Amendment”), dated as of March 12, 2018 (the “Fourth Amendment Effective Date”), is entered into by and between KEWAUNEE SCIENTIFIC CORPORATION, a Delaware corporation (the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Bank”).

W I T N E S S E T H:

WHEREAS, the Bank has made available to the Borrower certain term loans and lines of credit pursuant to the terms and conditions of (i) that certain Credit and Security Agreement, dated as of May 6, 2013, by and between the Borrower and the Bank, as amended by that certain First Amendment to Credit and Security Agreement dated as of July 9, 2013, as amended by that certain Second Amendment to Credit and Security Agreement dated as of June 4, 2014, and as further amended by that certain Third Amendment to Credit and Security Agreement and First Amendment to Revolving Line of Credit Note dated as of June 3, 2015 (the “Third Amendment”) (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), (ii) that certain Revolving Line of Credit Note, dated May 6, 2013, made by the Borrower and payable to the order of the Bank, as amended by the Third Amendment (as the same may further be amended, restated, supplemented or otherwise modified from time to time, the “Revolving Note”) and (iii) certain other Loan Documents executed in connection therewith, as amended, restated, supplemented or otherwise modified from time to time;

WHEREAS, the Borrower has requested that the Bank (i) further extend the expiration date of the Line of Credit contained in the Credit Agreement and the Revolving Note and (ii) amend certain other terms and provisions of the Credit Agreement, on the terms and conditions set forth herein; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1.    Specific Amendments to Credit Agreement. The parties hereto agree that the Credit Agreement is amended as follows:

(a)	Section 1.1(a)(i) (Line of Credit) of the Credit Agreement is hereby amended by deleting the reference to “May 1, 2018’’ and replacing it with a reference to “March 1, 2021 (the “Expiration Date”)”.

(b)	The Credit Agreement is hereby amended by adding a new Section 1.3(e) (Unused Fee) in appropriate numerical order therein as follows:

(e) Unused Fee. Accruing from the Fourth Amendment Effective Date and continuing on the last business day of each quarter thereafter until the Expiration Date, the Borrower shall pay a non-refundable unused fee to the Bank, in arrears, at the rate of one tenth of one percent (0.10%) per annum on the average daily balance of the Line of Credit which is undisbursed and uncancelled during the preceding quarter; provided, that for purposes of the foregoing the face amount of all outstanding Letters of Credit shall be treated as amounts outstanding under the Line of Credit. The unused fee shall be computed on the basis of a year of 360 days and paid on the actual number of days elapsed.

(c)	Section 4.9(b) (Total Liabilities Divided by Tangible Net Worth) of the Credit Agreement is hereby deleted and replaced in its entirety as follows:

(b). Senior Funded Debt to EBITDA Ratio not greater than 2.50 to 1.00 at any time, calculated as of each fiscal quarter end, commencing with the fiscal quarter ending April 20, 2018, determined on a rolling 4-quarter basis. As used herein, (x) “Senior Funded Debt” means Funded Debt, but excluding any debt that is contractually subordinated in right of payment to the Line of Credit, either Term Loan or any outstanding borrowings thereunder, and (y) “EBITDA” means consolidated net income determined in accordance with GAAP, consistently applied, less income or plus loss from discontinued operations and extraordinary items, plus income taxes, plus interest expense, plus depreciation, depletion, and amortization, all to the extent included in the determination of consolidated net income.

(d)	Section 7.2 (Notices) of the Credit Agreement is hereby deleted and replaced in its entirety as follows:

NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

BORROWER: Kewaunee Scientific Corporation

P.O. Box 1842

Statesville, North Carolina 28687

Attention: Thomas D. Hull III

BANK: Wells Fargo Bank, National Association

200 1st Ave. NW, 2nd Floor

Hickory, North Carolina 28603

Attention: Michael J. Bennett

(e)	Annex I (Certain Definitions) of the Credit Agreement is hereby amended by adding the following new definition in appropriate alphabetical order:

“Funded Debt” means the sum of all obligations for borrowed money (including the stated amount of all letters of credit (including Letters of Credit), and all outstanding borrowings under the Line of Credit and each Term Loan) plus capital lease obligations.

Section 2.    Amendment to Revolving Note. The last sentence of subsection (a) under the heading “BORROWING AND REPAYMENT:” of the Revolving Note shall be amended by deleting the reference to “May 1, 2018” and replacing it with a reference to “Expiration Date”.

Section 3.    Limited Amendment. Except as expressly set forth in this Amendment, the Credit Agreement, the Revolving Note and each other Loan Document shall continue to be, and shall remain, in full force and effect. Except as expressly set forth in this Amendment, this Amendment shall not be deemed or otherwise construed (a) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of the Credit Agreement, the Revolving Note or any other Loan Document, (b) to prejudice any other right or remedies that Bank may now have or may have in the future under or in connection with the Credit Agreement, the Revolving Note or the Loan Documents, as such documents may be amended, restated or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any other person, firm or corporation with respect to any waiver, amendment, modification or any other change to the Credit Agreement, the Revolving Note or the Loan Documents or any rights or remedies arising in favor of the Bank under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Borrower, on the one hand, and the Bank, on the other hand. By its execution hereof, Borrower hereby acknowledges and agrees that this Amendment is a “Loan Document” and failure to comply with this Amendment shall constitute an Event of Default under the Credit Agreement.

Section 4.    Conditions to Effectiveness. This Amendment shall become effective as of the date when the following conditions have been met:

(a)    The Bank shall have received an original of this Amendment duly executed by the Borrower, and by the Bank (whether such parties shall have signed the same or different copies);

(b)    The Bank shall have been reimbursed by Borrower for all reasonable fees and third-party out-of-pocket charges and other expenses incurred in connection with this Amendment and the transactions contemplated thereby or otherwise due and owing pursuant to the Loan Documents as of the date hereof, including, without limitation, (y) the reasonable attorneys’ fees and expenses of Buchanan Ingersoll & Rooney, as counsel to the Bank and (z) lien searches, title and recordation fees;

(c)    The Bank shall have received lien searches (including Uniform Commercial Code, judgments, bankruptcy and taxes) in form and scope satisfactory to the Bank with respect to the Borrower showing no existing Liens on the property of the Borrower except as permitted under the Credit Agreement;

(d)    The Bank shall have received from the Borrower an extension fee in the amount of $5,000.00 which fee shall be fully earned by the Bank and payable on the date of this Amendment;

(e)    The Bank shall have received the Borrower’s updated financial projections/statements; and

(f)    The Bank shall have received any other documents, agreements and instruments reasonably requested by the Bank in connection with the execution of this Amendment and the transactions contemplated thereby.

Section 5.    Representations and Warranties. After giving effect to the amendments set forth herein, Borrower hereby represents and warrants to the Bank that:

(a)    Each of the representations and warranties set forth in the Credit Agreement, the Revolving Note and the other Loan Documents is true and correct in all material respects as of the date hereof as if fully set forth herein (except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date);

(b)	No Event of Default has occurred and is continuing as of the date hereof;

(c)	The execution, delivery, and performance of this Amendment have been authorized by all requisite corporate action;

(d)    The execution, delivery and performance by the Borrower of this Amendment, and compliance by it with the terms hereof and thereof, do not and will not (i) violate any provision of its certificate of incorporation, bylaws, or other applicable formation or organizational documents, (ii) contravene any requirement of law applicable to it, (iii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any material indenture, mortgage, lease, agreement, contract or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, or (iv) except for the Liens granted in favor of the Bank, result in or require the creation or imposition of any Lien upon any of its properties, revenues or assets; except, in the case of clauses (ii) and (iii) above, where such violations, conflicts, breaches or defaults, individually or in the aggregate, could not reasonably be expected to have a material adverse effect; and

(e)    This Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).

Section 6.    Confirmation of all Loan Documents. By its execution hereof, the Borrower hereby expressly (a) consents to the amendment set forth in this Amendment, (b) reaffirms all of its respective covenants, representations, warranties and other obligations set forth in the Credit Agreement, the Revolving Note and each of the Loan Documents and (c) acknowledges, represents and agrees that its respective covenants, representations, warranties and other obligations set forth in the Credit Agreement, the Revolving Note and each of the Loan Documents remain in full force and effect.

Section 7.    Expenses. The Borrowers shall reimburse the Bank upon demand for all reasonable and documented costs and expenses (including attorneys’ fees) incurred by the Bank and outstanding as of the date hereof, including, without limitation, costs incurred in connection with the preparation, negotiation, execution, delivery, administration and enforcement of this Amendment and the other agreements and documents executed and delivered in connection herewith, whether or not this Amendment becomes effective.

Section 8.    Certain References. On and after the effectiveness of this Amendment, each reference in the Credit Agreement, the Revolving Note or any other Loan Document shall mean and be a reference to the Credit Agreement, the Revolving Note and any other Loan Document as amended by this Amendment.

Section 9.    Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement, and the signature pages from any counterpart may be appended to any other counterpart to assemble fully-executed counterparts. Counterparts of this Amendment may be exchanged via electronic means, and a facsimile of any party’s signature shall be deemed to be an original signature for all purposes. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 10.    Definitions. All capitalized terms used herein and not otherwise defined shall have the respective meanings provided to such terms in the Credit Agreement, as amended hereby.

Section 11.    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Borrower and the Bank, on the day and year first written above, have caused this Amendment to be executed under seal.

BORROWER:

KEWAUNEE SCIENTIFIC CORPORATION

By:	/s/ Thomas D. Hull III	(SEAL)

Name: Thomas D. Hull III
Title: Vice President – Finance, Chief Financial Officer, Secretary and Treasurer

[Fourth Amendment - Kewaunee Scientific Corporation]

BANK:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Michael J. Bennett	(SEAL)

Name: Michael J. Bennett
Title: Senior Vice President

[Fourth Amendment - Kewaunee Scientific Corporation]